Exhibit 10.2

SECOND AMENDMENT

TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Second Amendment”) is entered into on February 15, 2008, by and between Charlotte Russe Holding, Inc., a Delaware corporation (the “Company”), and Mr. Bernard Zeichner (“Mr. Zeichner”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and Mr. Zeichner have entered into an Amended and Restated Employment Agreement dated August 31, 2003, as amended December 21, 2006 (the “Employment Agreement”), which sets forth the terms and conditions of Mr. Zeichner’s employment by the Company;

WHEREAS, Section 7.01 of the Employment Agreement provides that the Company and Mr. Zeichner may amend the Employment Agreement; and

WHEREAS, the Company and Mr. Zeichner desire to amend the Employment Agreement as set forth in this Second Amendment;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Mr. Zeichner hereby amend the Employment Agreement as follows, effective as of January 1, 2008:

1. Section 4.01 of the Employment Agreement is hereby restated in its entirety as follows:

“Salary. Company shall pay Mr. Zeichner an annualized base salary of $100,000, to be paid in equal installments in accordance with Company’s pay policy.”

3. This Second Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

4. Except as amended as set forth herein, the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the date first set forth above.

BERNARD ZEICHNER		CHARLOTTE RUSSE HOLDING, INC.,

By:	/s/ BERNARD ZEICHNER	By:	/s/ MARK HOFFMAN
		Title:	Chief Executive Officer